UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2025

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36393 (Commission File Number)	80-0957485 (IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma (Address of principal executive offices)	73142 (Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Transition

On August 13, 2025, Brad Smith notified the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company” or “Paycom”) that he intends to resign from his role as Chief Information Officer, effective October 31, 2025 (the “Transition Date”). Mr. Smith will transition to the role of Senior Technical Strategist.

New Executive Officer Designations

In connection with the announcement of Mr. Smith’s upcoming transition, the Board conducted a review of managerial and policymaking responsibilities across various functional areas within the Company. As a result of such review, on August 18, 2025, the Board approved certain title changes and designated the following individuals as the Company’s “officers” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “executive officers” within the meaning of Rule 3b-7 under the Exchange Act:

Name	Title
Chad Richison	Chief Executive Officer and President(1)
Bob Foster	Chief Financial Officer and Treasurer
Amy Vickroy Walker	Chief Sales Officer
Randy Peck	Chief Operating Officer(2)
Shane Hadlock	Chief Client Officer and Chief Technology Officer(2)
Rachael Gannon	Chief Automation Officer
(1)
Mr. Richison also serves as Chairman of the Board of Directors.
(2)
Effective as of August 18, 2025, Mr. Peck and Mr. Hadlock share the responsibilities of the role of principal operating officer of the Company.

In connection with the executive team reorganization described above, Jason Clark, who was previously designated as an executive officer in his role as the Company’s Chief Administrative Officer, remains employed with Paycom in a full-time capacity and continues to provide services to Paycom in support of the functional areas represented in the table above. The change in Mr. Clark’s designation was effective August 18, 2025.

Shane Hadlock, 50, works with groups across the Company, including operations, implementation and IT. Mr. Hadlock has more than 30 years of technology experience, including the last nearly 14 years at Paycom. Most recently, Mr. Hadlock has served as the Company’s Chief Client Officer since October 2024. Prior to that, he served as the Company’s Executive Vice President of Information Technology and Information Security from May 2018 to October 2024, following six years as the Company’s Director of IT. Before joining Paycom, he served for 10 years in a number of leadership roles at Hertz. He earned his bachelor’s degree in computer science and a Master of Business Administration at the University of Central Oklahoma.

Rachael Gannon, 39, most recently served as the Company’s Executive Vice President of Product and Development since April 2025. Ms. Gannon has served in various roles during her approximately 12 years with Paycom, including as Executive Vice President of Product from November 2023 to April 2025 and several product management leadership roles between August 2020 and November 2023. Ms. Gannon earned her bachelor’s degree in business administration and management at Southwestern Christian University.

Compensation Arrangements

Hadlock

Effective August 18, 2025, the Company and Mr. Hadlock entered into a letter agreement (the “Hadlock Letter Agreement”) setting forth certain terms of Mr. Hadlock’s continued employment and his compensation. Mr. Hadlock’s annual base salary is $550,000. Consistent with the terms of a bonus program established prior to Mr. Hadlock’s promotion, he is eligible to receive a 2025 cash bonus of $500,000 payable in quarterly installments, with two payments remaining for 2025. Beginning in 2026, Mr. Hadlock will be eligible for an annual bonus pursuant to the Paycom Software, Inc. Annual Incentive Plan (the “AIP”). Consistent with the bonus program for other executive officers, performance criteria and potential payouts for AIP bonuses will be determined by the Compensation Committee of the Board. Mr. Hadlock is also eligible to receive equity awards under the Paycom Software, Inc. 2023

Long-Term Incentive Plan (the “2023 LTIP”) in accordance with the Company’s typical annual grant cycle for executive officers. The foregoing description of the terms of the Hadlock Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Hadlock Letter Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Gannon

Effective August 18, 2025, the Company and Ms. Gannon entered into a letter agreement (the “Gannon Letter Agreement”) setting forth certain terms of Ms. Gannon’s continued employment and her compensation. Ms. Gannon’s annual base salary is $525,000. Consistent with the terms of a bonus program established prior to Ms. Gannon’s promotion, she is eligible to receive a 2025 cash bonus of $200,000 payable in quarterly installments, with two payments remaining for 2025. Beginning in 2026, Ms. Gannon will be eligible for an annual bonus pursuant to the AIP. Consistent with the bonus program for other executive officers, performance criteria and potential payouts for AIP bonuses will be determined by the Compensation Committee of the Board. Ms. Gannon is also eligible to receive equity awards under the 2023 LTIP in accordance with the Company’s typical annual grant cycle for executive officers. The foregoing description of the terms of the Gannon Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Gannon Letter Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Smith

Following his resignation on October 31, 2025, Mr. Smith will transition to the role of Senior Technical Strategist for Paycom Payroll, LLC (“Paycom Payroll”), a wholly owned subsidiary of the Company. In connection with this transition, Mr. Smith entered into a Transition Compensation and Release Agreement (the “Smith Transition Agreement”) with the Company and a letter agreement setting forth certain terms of his new role (the “Smith Letter Agreement”), each dated August 18, 2025.

Pursuant to the Smith Transition Agreement, subject to and contingent upon Mr. Smith’s timely execution, return, and non-revocation of a release of claims against the Company (the “Release”) on the Transition Date, the Company will accelerate the vesting of 7,000 shares of time-based restricted stock and 5,393 time-based restricted stock units previously granted to Mr. Smith under the 2023 LTIP, in each case effective on the eighth day following Mr. Smith’s execution of the Release. The Smith Transition Agreement also provides that Mr. Smith’s remaining unvested time-based equity incentive awards, consisting of 19,000 unvested shares of restricted stock and 7,901 unvested restricted stock units, will be cancelled. Mr. Smith’s unvested performance-based restricted stock units will remain outstanding and eligible to vest in accordance with the terms of the applicable award agreement.

Pursuant to the Smith Letter Agreement, Mr. Smith will serve as Senior Technical Strategist for Paycom Payroll, reporting to the Chief Executive Officer. The Smith Letter Agreement provides that Mr. Smith will continue to be paid his annualized base salary of $552,944 and, with respect to 2025 performance period, he will remain eligible to receive a cash bonus pursuant to the AIP in accordance with the terms previously approved by the Compensation Committee of the Board. Beginning in 2026, he will no longer be eligible for an annual bonus pursuant to the AIP.

The foregoing descriptions of the terms of the Smith Transition Agreement and the Smith Letter Agreement are not complete and are qualified in their entirety by reference to the full text of the Smith Transition Agreement and the Smith Letter Agreement, respectively, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Except as described above, the executive team reorganization did not result in any changes to the Company’s compensation arrangements with any person named herein.

Item 7.01 Regulation FD Disclosure

On August 18, 2025, the Company issued a press release announcing the changes to the Company’s team of executive officers. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, by and among Paycom Software, Inc., Paycom Payroll Holdings, LLC, Paycom Payroll, LLC and Shane Hadlock, dated August 18, 2025.

10.2	Letter Agreement, by and among Paycom Software, Inc., Paycom Payroll Holdings, LLC, Paycom Payroll, LLC and Rachael Gannon, dated August 18, 2025.

10.3	Transition Compensation and Release Agreement, by and between Paycom Software, Inc. and Bradley S. Smith, dated August 18, 2025.

10.4	Letter Agreement, by and among Paycom Software, Inc., Paycom Payroll, LLC and Bradley S. Smith, dated August 18, 2025.

99.1	Press Release, dated August 18, 2025, issued by Paycom Software, Inc. (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: August 18, 2025	By:	/s/ Robert D. Foster
	Name:	Robert D. Foster
	Title:	Chief Financial Officer